Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement (No. 333-193249) on Form S-1 of True Drinks Holdings, Inc. of our report dated April 5, 2013, relating to our audit of the consolidated financial statements as of and for the year ended December 31, 2012, appearing in the Prospectus, which is part of this Registration Statement.

We also consent to the reference to our firm under the caption "Experts" in such Prospectus.

/s/ Squar, Milner, Peterson, Miranda & Williamson, LLP

February 7, 2014